Exhibit 10.20

FORM OF

NON-EMPLOYEE DIRECTOR INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made as of ___________ __, 2014, by and between Ekso Bionics Holdings, Inc., a Nevada corporation (the “Company”), and ___________, (the “Indemnitee”).

RECITALS

WHEREAS, Indemnitee is a director of the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;

WHEREAS, the board of directors of the Company (the “Board”) has determined that enhancing the ability of the Company to retain and attract as directors and officers the most capable persons is in the best interests of the Company and that the Company therefore should seek to assure such persons that indemnification and insurance coverage is available; and

WHEREAS, in recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee's continued service as a director of the Company and to enhance Indemnitee's ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights, the Company wishes to provide in this Agreement for the indemnification of, and the advancement of expenses to, Indemnitee as set forth in this Agreement.

AGREEMENT

In consideration of the mutual promises made in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and Indemnitee hereby agree as follows:

1. Indemnity in Third Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 1 if Indemnitee is, or is threatened to be made, a party to threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company or by any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which the Company owns, directly or indirectly through on or more other entities, a majority of the voting power or otherwise possesses a similar degree of control), by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, member, manager, partner, trustee, fiduciary, employee or agent (a “Subsidiary Officer”) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (any such entity for which a Subsidiary Officer so serves, an “Associated Entity”). Pursuant to this Section 1, Indemnitee shall be indemnified to the fullest extent permitted by law from and against any and all expenses, including attorneys’ fees and disbursements, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee (a) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, that the Indemnitee had no reasonable cause to believe such conduct to have been unlawful or (b) is not liable pursuant to Nevada Revised Statutes 78.138. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person is liable under Nevada Revised Statues 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding that the Indemnitee did not have reasonable cause to believe that such conduct was unlawful.

2. Indemnity in Proceeding by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 2 if Indemnitee is, or is threatened to be made, a party to any  threatened, pending or completed action or suit (including any appeal thereof) brought in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Subsidiary Officer of an Associated Entity. Pursuant to this Section 2, Indemnitee shall be indemnified to the fullest extent permitted by law from and against any and all expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit, if Indemnitee (a) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company or Associated Entity, as applicable or (b) is not liable under Nevada Revised Status 78.138, except that no indemnification shall be required with respect to any claim, issue or matter, including, but not limited to, taxes or interest or penalties thereon, as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the Company or for amounts paid in settlement to the Company, unless, and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as a court of competent jurisdiction or such other court shall deem proper.

3. Indemnification for Expenses of a Party Who is Wholly or Partly Successful; Indemnification as a Witness.

(a) Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by law and to the extent that the Indemnitee is party to (or a participant in) and is successful, on the merits or others, in defense of any action, suit or a proceeding, referred to above, or in defense of any claim, issue, or matter therein, the Company shall indemnify Indemnitee against any and all expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by him or on his behalf in connection with or related to each successfully resolved claim, issue or matter. For purposes of this Section 3 and without limitation, the termination of any claim, issue or matter in such a proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(b) To the extent Indemnitee has served or prepared to serve as a witness in, but is not a party to, any action, suit or proceeding (whether civil, criminal, administrative, regulatory or investigative in nature), including any investigation by any legislative or regulatory body or by any securities or commodities exchange of which the Company is a member or to the jurisdiction of which it is subject, by reason of his or her services as a director, officer, employee or agent of the Company, or his or her service as a Subsidiary Officer of an Associated Entity (assuming such person is or was serving at the request of the Company as a Subsidiary Officer of such Associated Entity), the Company shall indemnify Indemnitee against expenses (including attorneys’ fees and disbursements) and out-of-pocket costs actually and reasonably incurred by Indemnitee in connection therewith; it being understood that the Company shall have no obligation hereunder to compensate Indemnitee for Indemnitee’s time or efforts so expended.

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4. Advancement of Expenses. Expenses (including attorneys’ fees) incurred in defending a civil or criminal action or proceeding shall be paid by the Company as they are incurred and in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that the Indemnitee is not entitled to be indemnified by the Company.

5. Procedure for Notification and Defense of a Claim. Indemnitee shall provide written notice (a “Claim Notice”) to the Company promptly after receiving notice of any action or proceeding initiated by a third party that may give rise to a claim for indemnification hereunder. The Company shall be entitled to participate in the defense of any such action, suit or proceeding and, to the extent that it may wish, except in the case of a criminal action or proceeding, to assume the defense thereof with counsel chosen by it. If the Company shall have notified the Indemnitee of its election so to assume the defense, it shall be a condition of any further obligation of the Company under Sections 1, 2 or 4 to indemnify the Indemnitee with respect to such action, suit or proceeding that the Indemnitee shall have provided an undertaking in writing to repay all legal or other costs and expenses subsequently incurred by the Company in conducting such defense if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified in respect of the costs and expenses of such action, suit or proceeding by the Company as authorized by this Agreement. Notwithstanding any other provisions of the Agreement, after the Company shall have notified the Indemnitee of its election so to assume the defense, the Company shall not be liable under such Sections 1, 2 or 4 for any legal or other costs or expenses subsequently incurred by the Indemnitee in connection with the defense of such action, suit or proceeding, unless (a) the parties thereto include both (i) the Company and the Indemnitee, or (ii) the Indemnitee and other persons who may be entitled to seek indemnification or advancement of expenses under any such Section and with respect to whom the Company shall have elected to assume the defense, and (b) the counsel chosen by the Company to conduct the defense shall have determined, in their sole discretion, that, under applicable standards of professional conduct, a conflict of interest exists that would prevent them from representing both (i) the Company and the Indemnitee, or (ii) the Indemnitee and such other persons, as the case may be, in which case the Indemnitee may retain separate counsel at the expense of the Company to the extent provided in such Sections and Section 6 below.

6. Procedure upon Application for Indemnification. Any indemnification to be provided under either of Section 1 or 2 above (unless ordered by a court of competent jurisdiction or advanced as provided in Section 4) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of Indemnitee is proper under the circumstances. Upon written request by Indemnitee for indemnification, a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (a) by the stockholders, (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. In the event a request for indemnification is made by Indemnitee, the Company shall use its reasonable best efforts to cause such determination to be made not later than sixty (60) days after such request is made after the final disposition of such action, suit or proceeding. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons, or entity, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

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7. Remedies of Indemnitee.

(a) If a claim under Sections 1 or 2 of this Agreement is not paid in full by the Company within 30 days after the later of (i) receipt of a Claim Notice, or (ii) the determination that Indemnitee is entitled to indemnification pursuant to Section 6 or that no such determination is necessary, or a claim under this Agreement is not paid in full by the Company within 20 days after a written claim for advancement of expenses has been received by the Company, Indemnitee shall be entitled at any time thereafter to bring suit against the Company to recover the unpaid amount of any such claim. If successful in any such suit, or in a suit brought by the Company seeking to recover a prior advancement of expenses to Indemnitee, Indemnitee shall be entitled additionally to be paid, and to seek as an award in connection with any such suit, the cost and expenses (including attorneys’ fees) incurred by Indemnitee in prosecuting or defending such suit.

(b) In making a determination with respect to entitlement to indemnification hereunder, neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of the suit as to whether indemnification of Indemnitee is proper in the circumstances because the Indemnitee has met any applicable standard of conduct set forth in Nevada law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met any such applicable standard of conduct, shall be a defense to the suit or create a presumption for purposes of such suit that the Indemnitee has not met any applicable standard of conduct.

(c) If the person, persons or entity empowered or selected to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 20 days after receipt by the Company of request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 20-day period may be extended for a reasonable time, not to exceed an additional 5 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

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8. Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision;

(b) for expenses incurred in connection with an action or suit to which Indemnitee is threatened to be made a party but does not become a party unless the incurrence of such expenses was authorized by or under the authority of the Board;

(c) for expenses or losses with respect to proceedings initiated by Indemnitee, including any proceedings against the Company or its directors, officers, employees or other indemnitees and not by way of defense, except (i) proceedings for indemnification or advancement of expenses from the Company under this Agreement pursuant to Section 7, or (ii) where the Board has authorized the proceeding prior to its initiation; or

(d) for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of state statutory authority or common law, or (ii) any reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).

9. Settlement. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid by or on behalf of Indemnitee in settlement of any action or proceeding effected without the Company’s prior written consent. The Company shall not settle any claim for which indemnification or advancement is sought hereunder in any manner that would impose any fine or penalty on Indemnitee without Indemnitee’s written consent. Neither the Company nor the Indemnitee shall unreasonably withhold their consent to any proposed settlement.

10. Non-Exclusivity. The indemnification provided by this agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any bylaw, agreement, vote of shareholders, members or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such indemnify.

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11. Insurance. The Company reserves the right to purchase and maintain insurance on behalf of the Indemnitee against any liability or liabilities asserted against him and incurred by him in such a capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under any provision of this agreement.

12. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflict of law.

(b) Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement between the parties with respect to the matters set forth herein. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure of either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c) Gender. When the term “he” or “him” is used in this agreement it shall be construed and is intended to include both the masculine and feminine genders.

(d) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(e) Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by fax or electronic mail, receipt confirmed, or 48 hours after being sent by nationally-recognized courier or deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth below or as subsequently modified by written notice.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and inure to the benefit of Indemnitee and Indemnitee’s heirs, legal representatives and assigns.

(h) Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

[Signature Page Follows]

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The parties hereto have executed this Agreement as of the day and year set forth on the first page of this Agreement.

Ekso Bionics Holdings, Inc.

By:
Name:
Title:

Address:

Fax Number:

AGREED TO AND ACCEPTED:

(Signature)

Address:

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